Exhibit 23.1
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                         CONSENT OF INDEPENDENT AUDITORS
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Board of Directors
Alpha Trade.com, Inc
Vancouver, B.C., Canada

We hereby consent to the use in this Registration Statement of Alpha Trade.com, Inc. on Form S-8 of our report dated February 5, 2003, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of Alpha Trade.com, Inc. for the year ended December 31, 2002, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ H J & Associates, LLC

H J & Associates, LLC
Salt Lake City, Utah
February 23, 2004

































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